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                                                                   Exhibit 10.3


                             DATED MAY 10, 2000








               (1) HOOVER'S ONLINE EUROPE LIMITED ("COMPANY")
                         [REGISTERED NUMBER 3977424]


                                    - AND -


                        (2) GEHAN TALWATTE ("EMPLOYEE")








                         ------------------------------
                              EMPLOYMENT AGREEMENT
                         ------------------------------










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THIS SERVICE AGREEMENT dated May 10, 2000

BETWEEN:

(1) Hoover's Online Europe Limited whose registered office is located at Marble Arch Tower, 55 Bryanston Street, London W1H 8AA ("the Company"); and

(2) Gehan Chamindra Bandara Talwatte of 12 Boydell Court, St John's Wood Park, London

     NW8 6NJ ("the Employee")

WHEREAS:

(A) The Company is in the business of providing business information to end-users via the Internet;

(B) The Company wishes to employ the Employee and the Employee has agreed to be employed by the Company


NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     Except where the context otherwise requires, the following definitions are used in this Agreement (including the Schedule attached):


     "ASSOCIATED COMPANY"     (a)  a company which is not a subsidiary of the
                                   Company but whose issued equity share capital
                                   (as defined in Section 744 of the Companies
                                   Act 1985) is owned as to at least 20 per cent by the Company or one of its subsidiaries;
                                   and


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                              (b)  a subsidiary of the Company within paragraph
                                   (a) above.

     "THE BOARD"              the Board of Directors of the Company for the time
                              being or such other person or persons as the Board may nominate as the representative of the Board for the purpose of the Agreement.

     "COMMENCEMENT DATE"      May 10, 2000.

     "THE EMPLOYMENT"         the employment established in this Agreement.

     "GROUP COMPANY"          any of:

                              (a)  the Company;

                              (b)  any subsidiary of the Company; and

                              (c)  any Associated Companies from time to time;

                              and "subsidiary" shall have the meaning given by
                              Section 736 of the Companies Act 1985.


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     "INTELLECTUAL PROPERTY"  includes all intellectual property rights including (without limitation) patents, trade marks, service marks, design rights, utility models, copyrights (in each case whether registered or unregistered and including any application and/or right to apply for any of the foregoing in any part of the world), discoveries, creations, inventions, including improvements), confidential information, know-how and moral rights and any similar rights in any part of the world; and

     "SECURITIES"             includes stocks, shares, options and debentures.

1.2  MODIFICATION OF ENACTMENT

     Any reference to an enactment (or subordinate legislation or any rule made by any authority and having the effect of law) is a reference to it as amended from time to time and includes a reference to any repealed enactment which it may re-enact with or without amendment and any consolidation.

1.3  INTERPRETATION

     Unless there is something in the subject or context inconsistent therewith:

     1.3.1 words importing the singular shall include the plural and vice versa and references to persons or companies shall include bodies corporate;


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     1.3.2     words importing any gender shall include all genders;

     1.3.3 the headings in this Agreement are for convenience only and shall not affect the interpretation;

     1.3.4 any reference to the Employee shall (if appropriate) include his personal representatives; and

     1.3.5 words and phrases used in this Agreement which are defined in the Companies Act 1985 shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985.

2.   EMPLOYMENT

2.1 Subject to the following terms, the Company shall employ the Employee and the Employee shall serve the Company as a full time Managing Director.

2.2 The appointment shall commence on the Commencement Date and, subject to Clause 2.3 below, shall continue (subject to earlier termination as provided in this Agreement) until terminated by either party giving to the other not less than three (3) months' written notice of termination.


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2.3  The Employee warrants to the Company that by entering into this Agreement and performing his duties under it he will not be in breach of any contract or other obligation binding on him.

2.4  Reference checking completed.

3.   DUTIES

3.1 The Employee shall perform such duties as may from time to time be assigned to him by or under the authority of Patrick Spain, Chairman of the Board of Directors of the Company and shall in all respects comply with all reasonable and lawful directions and restrictions made by or under the authority of such persons or the Board. The Employee may be required in pursuance or his Employment to be engaged not only on work on behalf of the Company but also on work on behalf of any other Group Company for the time being and at such place or places as may be reasonably required and may at any time be required to cease performing or exercising any duty or power for such period(s) and on such terms as the Company may consider expedient; provided that the Company shall not require Employee to permanently relocate outside the London metropolitan area.

3.2 During the Employment, the Employee shall well, faithfully and diligently serve the Company and use his utmost endeavours to maintain, extend, develop and promote its interests, and shall (subject to holidays as hereinafter provided or unless prevented by ill-health) devote the whole of his time, attention and abilities during normal business hours to its affairs provided that he also attends to the business of the Company during


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     such other hours as may reasonably be required for the proper discharge of his duties hereunder. Normal business hours are defined as eight hours per day.

3.3 The Employee shall at all times perform his duties with proper skill and care.

3.4 The Employee shall not at any time during his Employment hereunder engage in any activity which does, or is likely to, detract from the proper performance of his duties hereunder nor (except in the course of his duties or with the written permission of the Company) render any services, nor have any direct or indirect financial interests in any business entity which is, in part or in whole, in a similar field to the Company or any Group Company, or is a client of the Company or any Group Company provided that nothing contained in this Clause shall preclude the Employee from holding any share or loan capital (not exceeding three per cent of the share or loan capital of the class concerned for the time being in issue) in any company whose shares are listed or dealt with on a recognised stock exchange.

3.5 The Employee shall at all times keep the Company promptly and fully informed (in writing if so requested) of his conduct of the business, finances or affairs of the Company. He shall provide such explanations and supply all information in his possession as the Company may require in connection with such conduct of the business, finances or affairs of the Company.

4.   REMUNERATION

4.1 The Employee shall be paid for his services a salary at the rate of GBP130,000 per payable by equal monthly installments on the 25th day of each month (or on the previous


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     working day if such a day falls on a weekend or bank holiday). Such salary shall be deemed to accrue from day to day. The Company shall from time to time determine the source from which the Employee's remuneration is to be paid to the Employee and except so far as otherwise so determined, the same shall be paid by the Company. The Employee's remuneration shall be subject to such withholding or deductions as are required by law to be made.

4.2 The Employee's basic salary shall be reviewed by the Company at least once in every year, the first review to be on or about the anniversary date of his employment, and the rate of basic salary may be increased by the Company with effect from that date by such amounts as it thinks fit.

4.3 Upon the Employee's acceptance and commencement of employment with the Company and establishment of the Company's stock option plan, he will be granted an option to purchase shares of the Company representing three percent (3%) of the Company's total issued capital stock at the current fair market value on Employee's date of hire as determined by the Company, pursuant to a separate option agreement. The option shares will vest over a 4-year period (commencing on the first anniversary date of Employee's date of hire) at the rate of 25% of the option shares per year, subject to Employee's continued employment. The options will have a term of 10 years, provided Employee remains in continuous employment with the Company, and will otherwise be subject to United Kingdom and United States regulations and laws as well as the terms of the stock option plan itself. The option agreement will provide that upon a change of control of the Company (a merger, consolidation or reorganization in which the Company's stockholders cease to exercise 50% of the total combined voting power of the surviving entity, or a sale or other disposition of all or substantially all of the Company's assets), the Company will use its best efforts to effect the assumption of Employee's options


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     under the stock option plan of the surviving or acquiring entity on equivalent terms. The Company will consider additional option grants based on Employee's performance.

4.4 The Employee will be eligible to receive a bonus ranging between 30% to 50% of his annual basic salary based on reasonable criteria, which may include the following: meeting revenue goals within cost and expense budgets, meeting roll-out schedules across Europe, meeting page view and unique visitor target goals, and developing and maintaining top level strategic relationships with key partners and content providers throughout Europe. The specific targets for Employee's bonus eligibility will be developed in accordance with the Company's business plan, and will be provided by way of amendment to this Agreement within sixty (60) days of the effective date of this Agreement. In the event of a termination of Employee (other than termination pursuant to Section 11.1 below) in the midst of a calendar year, Employee shall be entitled to a pro rata portion of the bonus based on Employee's progress towards meeting the defined annual bonus criteria, based on the Company's reasonable determination taking into account all of the facts and circumstances surrounding such bonus criteria.

5.   PENSIONS

     The Company shall during the Employment contribute five per cent of the Employee's basic salary per annum to a personal pension scheme.

6.   EXPENSES

     The Company or another Group Company shall reimburse the Employee such travelling, hotel, entertainment and other out-of-pocket expenses as shall from time to time be reasonably and properly incurred by him/her in the course of the Employment subject to the Employee complying with such guidelines or regulations issued by the Company


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     from time to time in this respect and upon the Employee submitting to the
     Company satisfactory information and evidence of the same.

7.   HOLIDAYS

7.1 The Employee shall be entitled to 20 working days' holiday each year he is employed by the Company (or such longer period in any such period as the Company may decide) at times convenient to the Company in addition to statutory holidays on full salary. The entitlement to holiday and, on termination of the Employee, holiday pay in lieu of holiday, shall accrue pro rata throughout each calendar year of the Employment.

8.   INSURANCES, MEDICAL AND SICKNESS

8.1 The Company shall as soon as possible following commencement of Employment provide for the membership of Employee and the members of his immediate family of such private medical and dental expenses insurance scheme and such salary continuance or long-term disability insurance scheme as the Company may from time to time decide, subject to the Employee complying with and satisfying any applicable requirements of the relevant insurers. The Company may amend or cease to provide without replacement any such scheme at any time and may cease to provide any such scheme without replacement if, in the reasonable opinion of the Company, the medical condition of the Employee is or becomes such that the Company is unable to secure insurance under the rules of the applicable scheme or otherwise at reasonable rates or premiums.

8.2 The Company shall not have any liability to pay any benefit to the Employee under any scheme referred to in sub-clause (1) unless it receives payment of the benefit from the insurers of the benefit under the scheme.


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8.3  If the Employment is terminated in circumstances where the Employee is or may be entitled to receive benefits under any salary continuance on a long-term disability insurance scheme then operated by the Company and those benefits would cease to be payable on termination of the Employee's employment with the Company:

     8.3.1 The Employee shall be deemed to remain in the Company's employment if and for so long as is necessary under the rules of the scheme or the terms of the relevant insurance policy solely for the purpose of receiving such benefits as may be payable; but

     8.3.2 that shall not affect the termination of the Employment (including, in particular, the Employee's entitlement to remuneration and other benefits) for all other purposes of this Agreement.

8.4 The Company may from time to time require the Employee to be examined by a medical adviser nominated by the Company, and the Employee consents to the medical adviser disclosing the results of the examination to the Company.

8.5 Subject to the rights of the Company under Clause 11.2 the Employee shall be entitled to statutory sick pay in accordance with the statutory sick pay regulations. The following should be noted:

     8.5.1 Head Office must be informed by telephone on the first day of the Employee's absence through sickness followed by written confirmation within two (2) days of


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               the commencement of illness. A doctor's certificate must be submitted for a spell of more than seven (7) days;

     8.5.2 there has to be four (4) days' sickness before payment becomes due and three (3) of these days are called "waiting days" and do not qualify for payment;

     8.5.3 the amount payable per qualifying day (i.e. from the fourth day onwards) will be the normal rate of statutory sick pay for the Employee's pay band divided by 5;

     8.5.4 the Company must be satisfied that the sickness is genuine otherwise payments may be withheld. Where possible, the Employee should visit his doctor and obtain a medical certificate at an early stage;

     8.5.5 statutory sick pay is currently limited to a maximum of 28 WEEKS. The Company will pay Employee his full salary for an additional 26 weeks beyond the statutory sick pay limitation in the event of a genuine sickness..

     8.6 The Company will provide the Employee with life insurance coverage for death in service of four times the Employee's basic salary.

9.   CONFIDENTIAL INFORMATION

9.1 During the course of or in connection with the Employment, the Employee will become aware of information or material (including without limitation, lists and/or details of customers of the Company and/or Group Companies and/or information relating to the business, affairs, finances, products, processes formulae, working methods, inventions and applications and/or Intellectual Property used, owned or employed by the Company


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     and/or any Group Company in or for the purpose of any of their respective businesses) which is or may be private, confidential or secret, being information or material which is the property of the Company or of any Group Company or which the Company or any Group Company is obliged to hold confidential (any and all of the foregoing being "Confidential Information").

9.2 The Employee shall not, either during or after the Employment, turn to his own account, divulge or use any Confidential Information (except in the proper performance of his/her duties or with the prior written consent of the Company) and shall during the Employment use his/her utmost endeavors to prevent the publication or disclosure of any Confidential Information of any Group Company or of any person having dealings with any Group Company, whether or not that Confidential Information was originated by the Employee or disclosed to him intentionally or unintentionally by the Company or any Group Company in the course of the Employment or otherwise and whether or not he was authorized to receive that Confidential Information.

9.3 Except so far as may be necessary for the purpose of his duties, the Employee shall not, without the written consent of the Company, retain or make any originals or copies of the documents or material (including facsimiles, telexes, letters, reports, agreements, programs, magnetic tape discs or other software of whatever nature) containing Confidential Information. If, on the termination of his Employment, the Employee is in possession of any originals or copies of such documents or data of whatever nature as aforesaid, or notes thereof, he shall deliver the same to the Company without being asked.

9.4 The restrictions in Clauses 9.2 and 9.3 shall continue to apply after the termination of Employee without limit in point of time, but shall cease to apply to information which


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     may come into the public domain otherwise than through unauthorised disclosure by the Employee.

9.5 Breach of this Clause will normally be regarded as serious misconduct as referred to in Clause 11.1. It may also lead to further legal action against the individual or companies involved (the Employee acknowledging that damages may not be an adequate remedy in respect of any such breach and accordingly that injunctive relief or other equitable remedies may be sought and obtained by the Company acting on its own behalf and/or on behalf of any Group Company).


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10.  DUTY NOT TO COMPETE; NON-SOLICITATION

10.1 During the term of the Employee's Employment and for a period of six (6) months following separation from the Company, the Employee agrees that he will not, directly or indirectly, whether as an employee, consultant, officer, director, stockholder, partner, proprietor, associate, representative or in any other capacity whatsoever, engage in, become financially interested in, be employed by, render services to or have any business connection with any other person, corporation, firm, partnership or other entity which competes directly or indirectly with the Company or any of its affiliates anywhere, in any line of business engaged in (or in which the Company or any of its affiliates plan to engage) by the Company or any of its affiliates, as earlier defined in this Agreement. Employee further agrees that he will not solicit any employees of the Company or any of its affiliates for a period of six (6) months following separation from the Company.

10.2 The forgoing shall not prohibit the Employee from owning, as a passive investor, securities of any publicly-traded competitor corporation, so long as his holdings in any one such competitive corporation do not, in the aggregate, constitute more than 0.5% of the voting stock of such competitor corporation. The Employee acknowledges that if he has any question whether a person, corporation, firm, partnership or other entity competes directly with the Company or with any of the Company's affiliates in any line of business engaged in by the Company (or any of its affiliates) or in a line of business in which the Company or any of its affiliates plan to compete, the Employee must seek clarification of the issue with the Company before becoming involved with such person, corporation, firm, partnership or other entity.


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10.3 The Employee acknowledges and agrees that the foregoing non-competition provisions are reasonable and necessary for the protection of the Company and its affiliates, and that any breach of such non-competition provisions may not be adequately enforced through an action for damages. Therefore, in the event of a breach or threatened breach of this non-competition clause, the Company and its affiliates shall be entitled, in addition to all other remedies, to an injunction and/or restraining order enjoining the breach or threatened breach of the provisions of this section or otherwise to enforce these provisions against violation, without the necessity of posting any bond, undertaking or other security by the Company or its affiliates. The Employee further agrees that the prevailing party shall be entitled to its reasonable attorney's fees and costs incurred in any action in which it is successful in establishing or defending against an alleged violation of this section.

11.  TERMINATION

11.1 Notwithstanding any other provision in this Agreement, the Company shall be entitled to terminate the Employment forthwith if the Employee shall:

     11.1.1 be guilty of dishonesty (whether or not relating to the Company or any Group Company) or serious or persistent misconduct;

     11.1.2 without reasonable causes wilfully neglect or refuse after warning to discharge his duties or to attend to the business of the Company or any other Group Company;


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     11.1.3    commit any material breach of this Agreement (other than a breach which, being capable of being remedied, shall be remedied forthwith upon the Employee being called upon to do so in writing by the Company);

     11.1.4 be convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere, for which the Employee is not sentenced to any term of imprisonment, whether or not suspended);

     11.1.5 in the reasonable opinion of the Company, based on recognized standards for executives of Employee's equivalent position in the United Kingdom, fails to exercise reasonable skill and care in the performance of his duties;

     11.1.6 have an order made by any competent court for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

     11.1.7 become bankrupt or make any composition or enter into any deed of arrangement with his creditors; or

     11.1.8 become of unsound mind or a patient under the Mental Health Act of 1983.

11.2 Upon termination of Employment:

     11.2.1 the Employee shall immediately deliver to the Company all documents and materials referred to in Clause 9.3, all keys, business cards and other property of the Company or any Group Company which may then be in his possession or which are or were under his/her control;


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     11.2.2    the Employee shall not at anytime for whatever reason represent himself as being in any way interested in or connected with the business of the Company or any other Group Company.

11.3 The Employee covenants and agrees that he shall, upon reasonable notice, during the term of this Agreement and for two (2) full years after the expiration or termination thereof, furnish such information and proper assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it or any Group Company is, or may become, a party. The Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by him in furnishing such information and assistance.

11.4 Each of the covenants and obligations on the Employee's part contained in each part of this Clause 11 shall be deemed to be separate and severable and enforceable by the Company accordingly. In the event that any of the restrictions shall be held void but would be valid if part of the wording thereof was deleted, such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

11.5 Any termination of the Employee's Employee shall be without prejudice to the rights and remedies of the Company for any breach of this Agreement and/or to the continuing nature of the Employee's obligations and of the Company's rights under Clauses 9, 10, 11 and 13.

12.  PAY IN LIEU


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12.1 The Company reserves the right lawfully to terminate this Agreement by making payments in lieu of notice.

12.2 The payment referred to in Clause 12.1 shall be in respect of the whole of the Employee's remuneration package, which shall include any salary and bonus due and payable as of the termination.

12.3 If either party shall terminate the Employment on notice in accordance with Clause 2.2, the Company reserves the right (without prejudice to its powers under Clause 3.1, to require the Employee to cease performing or exercising any duty or power) to require the Employee (and if such right is exercised the Employee agrees) not to work at his place of work during any such period. During any period in which the Employee is required not to work at his/her place or work in accordance with this Clause, the Company shall continue to comply with its obligations under this Agreement and in particular (but without limitation) shall continue to remunerate the Employee throughout the notice period in the normal manner.

13.  INTELLECTUAL PROPERTY

13.1 The Employee shall promptly disclose in confidence to the Company all works, inventions, discoveries, designs or improvements capable of being Intellectual Property originated, conceived, written or made by the Employee alone or with others (the "Works") (except only those works, inventions, discoveries, designs or improvements originated, conceived, written or made by the Employee alone, and wholly unconnected with the Employment) and, until such time as any right, title or interest in or to any Intellectual Property shall be fully and absolutely vested in the Company, the Employee shall hold them in trust for the Company and shall not use, disclose to any person or


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     exploit the Works belonging to the Company without the express prior written consent of the Company.

13.2 Employee agrees to assist the Company (whether during or after the Employment) so all such acts and things and do or execute all necessary assignments and depose to or swear any declaration or oaths and render all assistance the Company or its nominee may reasonably consider necessary or desirable in protecting, establishing or enforcing the Company's rights, title and interest in respect of the Works or as the Company may reasonably consider necessary or desirable to vest in the Company full right, title, property and interest to all Intellectual Property in such parts of the world as may be specified by the Company or its nominee and to enable the Company to exploit any Intellectual Property vested in the Company to best advantage and, unless the Company has, in writing, declined to negotiate or acquire such, the Employee shall not jeopardise the grant of any registration in respect of that Intellectual Property by any public or non-confidential disclosure for a period of three (3) months from the date on which full particulars of it are communicated to the Company.

13.3 The Employee hereby irrevocably (and by way of security) appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his/her name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause and, in favour of any third party, a certificate in writing signed by any director or the secretary of the Company that any instrument or act that falls within the authority conferred by this Clause shall be conclusive evidence that such is the case.

13.4 The Employee waives all moral rights in any copyright works originated, conceived, written or made by the Employee (either alone or with others) and agrees not to claim


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     that any treatment, exploitation or use of the said works infringe such moral rights (including but not limited to the right to be identified, the right to object to derogatory treatment and the right against false attribution).

13.5 Rights and obligations under this Clause shall continue in force after termination of this Agreement in respect of Works made or discovered during the Employee's Employment under this Agreement and shall be binding upon his personal representatives. Each of the obligations under the sub-clauses of this Clause is enforceable independently of each of the others and its validity will not be affected if any of the others is unenforceable to any extent.

14.  RECONSTRUCTION

     If the Company is to be wound up for the purposes of a reconstruction or amalgamation and the Company procures that the Employee is offered employment by the reconstructed or amalgamated company on similar terms to the terms of this Agreement for the remainder of the Employment, the Employee shall have no claim against the Company in respect of the termination of his employment under this Agreement.

15.  MISCELLANEOUS

15.1 The expiration or determination of the Employment howsoever arising, shall not affect any provision of this Agreement which is expressed to operate or have effect thereafter, and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.


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15.2 Each provision of this Agreement is severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

15.3 Any notice to be given by either party hereunder shall be in writing and, in the case of the Company, may be delivered or sent by post, international courier service, telex or facsimile process to the Company at its principal place of business for the time being, and in the case of the Employee, may be delivered to him/her or sent by first class post to his/her usual or last-known address.

15.4 Unless the contrary is proved, any such notice or other document shall be deemed to have been served:

     15.5.1    if delivered, at the time of delivery; or

     15.5.2 if posted, at 10.00 am on the fourth working day after it was put into the post; or

     15.5.3 if sent by international courier service at 10.00am on the fourth working day after being delivered to the international courier; or

     15.5.4    if sent by telex or facsimile process, at the expiration of two
               (2) hours after the time of despatch, if despatched before 3pm on any working day and in any other case at 10.00am on the working day following the date of despatch.


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15.5 In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was addressed and posted or that the telex or facsimile message was properly addressed and despatched, as the case may be.

15.6 Any amendment to this Agreement shall be in writing signed by the parties and expressed to be for the purpose of such amendment.

15.7 The particulars required for compliance with the Employment Rights Act 1996 which are not otherwise taken into account in this Agreement are contained or referred to in the Schedule.

15.8 This Agreement shall be governed by and construed in accordance with English law without reference to those pertaining to choice of law or conflict of laws. The Employee agrees to submit to the jurisdiction of the courts of England and Wales.

IN WITNESS whereof this Agreement has been executed as a deed by the parties on the date first above written.


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                                  THE SCHEDULE



Requirements of the Employment Rights Act of 1996 (as amended) so far as not already taken into account.

1.   The Employment began on May 10, 2000.

2. The Employee will be required to work such hours as may be necessary or appropriate from time to time in order for his properly and effectively to carry out his duties hereunder.

3. The Employee will be entitled to accrue holiday pay on the expiration or termination of this Agreement.

4. The Employee will observe such disciplinary rules and regulations and grievance procedures as the Company may from time to time decide and make known in writing to the Employee.

5. In the event of the Employee either being dissatisfied with any disciplinary decision or wishing to seek to redress any grievance relating to the Employment, he should appeal in the first instance to the Director of Human Resources. If the matter is not resolved within seven (7) days, the Employee may appeal to the Board which will afford to the Employee the opportunity of a full and fair hearing at a meeting of the Board or duly-appointed committee thereof whose decision shall be final and binding.


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6.   No employment with a previous employer shall count as part of the
     Employee's period of continuous employment with the Company or any Group Company.





EXECUTED AS A DEED
BY [/s/ Patrick J. Spain]
IN THE PRESENCE OF: /s/ Krishna S. Rao



SIGNED AS A DEED
BY [/s/ Gehan Talwatte]
IN THE PRESENCE OF: /s/ Krishna S. Rao



Witness's name: Krishna S. Rao

Witness's signature: /s/ Krishna S. Rao

Witness's address: 1033 La Posada Dr., Ste. 100
                   Austin, Texas 78752

Witness's occupation: Solicitor


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